Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Redwire Corporation (formerly known as Genesis Park Acquisition Corp.) of our report dated May 11, 2021 relating to the financial statements of Cosmos Intermediate, LLC, which appears in Redwire Corporation’s prospectus dated October 4, 2021, relating to Redwire Corporation’s Registration Statement on Form S-1 (No. 333-259755).

/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
November 1, 2021